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                              CREDIT FACILITY NOTE


  Due:  August 31, 1996                              $4,000,000.00

  Note No.                                   Date:  April 30, 1996

       PROMISE TO PAY: On or before August 31, 1996, for value received, the undersigned (the "Company") promises to pay to NBD Bank (the "Bank") or order, at the Bank's main office in Wheaton, Illinois 60187 or at any office of the Bank in the State of Illinois, the sum of Four Million and No/100 Dollars ($4,000,000.00), or such lesser sum as is indicated on the Bank's records, plus interest computed on the basis of the actual number of days  elapsed in a year  of 360 days  at either
  (i) the rate announced from time to time by the Bank as its "prime" rate, which rate may not be the lowest rate charged by the Bank to any of its customers, or (ii) the Negotiated Rate as stated in the Agreement (as hereinafter defined) (each such rate when and as in effect the "Note Rate"), until maturity, whether by acceleration or otherwise, and at a rate of 3% per annum above the Note Rate on overdue principal from the date when due until paid. The Negotiated Rate may be greater or lesser than the prime rate, and each change in the "prime" rate will immediately change the Note Rate if such rate is chosen and in effect hereunder.

       In no event shall the interest rate exceed the maximum rate allowed by law; any interest payment which would for any reason be deemed unlawful under applicable law shall be applied to principal.

       Interest will be computed on the unpaid principal balance hereof from the date of each borrowing.

       Until maturity, the Company will pay consecutive monthly installments of interest only commencing May 31, 1996, and on the last day of each calendar month thereafter.

       The Company acknowledges and agrees (i) that this Note evidences a business loan for the purpose of financing a commercial enterprize carried on for the purpose of investment or profit within the purview of Section 205/4, Chapter 815, of the Illinois Compiled Statutes and is not subject to any usury law or limitation of the State of Illinois, and (ii) the obligation evidenced by this Note is an exempt transaction under the Federal Truth-in-Lending Act, 15 U.S.C., Section 1601 et seq.
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       The Bank has approved a credit facility to the Company in a principal amount not to exceed the face amount of this Note. The credit facility is in the form of advances made from time to
  time by  the  Bank to  the  Company.   This  Note evidences  the
  Company's obligation  to repay  those advances.   The  aggregate
  principal amount of debt evidenced by this Note shall be the amount reflected from time to time in the records of the Bank
  but shall  not exceed  the face  amount of  this Note.     Until
  maturity, the Company may borrow, pay down and reborrow under this Note so long as the aggregate principal amount outstanding at any one time does not exceed the face amount of this Note.

       This Note evidences a debt under the terms of a Secured Revolving Credit Agreement, between the Bank and the Company dated as of April 30, 1993 as amended April 29, 1994, August 23, 1994, August 31, 1995, November 27, 1995 and April 30, 1996 (the
  "Agreement"), and is entitled to the benefits of and subject to the provisions of the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified in the Agreement as may be amended from time to time.

       To secure the payment of this Note and any other present or future liability of the Company to the Bank, whether several, joint, or joint and several, the Company pledges and grants to the Bank a continuing security interest in the following described property and all of its additions, substitutions, increments, proceeds and products, whether now owned or later acquired ("Collateral"): All securities and other property of the Company in the custody, possession or control of the Bank (other than property held by the Bank solely in a fiduciary capacity); All property or securities declared or acknowledged to constitute security for any past, present or future liability of the Company to the Bank; All balances of deposit accounts of the Company with the Bank; and the following additional property of the Company: All Inventory, Accounts, Accounts Receivable, General Intangibles and Equipment as described in those Security Agreements dated as of April 1, 1992 and April 30, 1993, as provided to the Bank in connection therewith. The terms used to identify the Collateral shall have the respective meanings assigned to such terms as of the date hereof in the Illinois Uniform Commercial Code.

       The Bank shall have the right at any time to apply its own debt or liability to the Company or to any other party liable on this Note in whole or partial payment of this Note or other present or future liabilities of the Company to the Bank without any requirement of mutual maturity.

       The terms and provisions of the Agreement, any mortgage, security agreement or any other document executed as part of or in connection with the loans evidenced by this Note are hereby incorporated by reference and made a part of this Note.
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       The Company  represents  that  it  is  a  corporation  duly organized, existing and in good standing under the laws of its state of incorporation, and that the execution and delivery of this Note and the performance of the obligations it imposes are within its corporate powers, have been duly authorized by all
  necessary  action  of  its  board  of   directors,  and  do  not
  contravene the terms of its articles of incorporation or bylaws. The Company represents that the execution and delivery of this Note and the performance of the obligations it imposes do not violate any law and do not conflict with any agreement by which it is bound, and that no consent or approval of any governmental authority or any third party is required for the execution or delivery of this Note or the performance of the obligations it imposes and that this Note is a valid and binding agreement,
  enforceable  according  to  its  terms.    The  Company  further
  represents that all balance sheets, profit and loss statements, and other financial statements, if any, furnished to the Bank are accurate and fairly reflect the financial condition of the
  Company  on   their   effective   dates,  including   contingent
  liabilities of every type, which financial condition has not changed materially and adversely since those dates.

       If any of the following events occurs:   (i) the Company or
  any guarantor of this Note ("Guarantor") fails to pay when due any amount payable under this Note or under any agreement or instrument evidencing debt to any creditor; (ii) the Company or any Guarantor (a) fails to observe or perform any other term of this Note: or (b) makes any materially incorrect or misleading representation, warranty, or certificate to the Bank; or (c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or (d) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by this Note) such that the creditor declares the debt due before its maturity; (iii) the Company or any Guarantor defaults under the terms of any loan agreement, mortgage, security agreement, or any other document executed as part of the loan evidenced by this Note, or any guaranty of the loan evidenced by this Note, becomes unenforceable in whole or in part, or any Guarantor fails to promptly perform under such a guaranty; (iv) a "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that
  would  permit  the  Pension  Benefit   Guaranty  Corporation  to
  terminate any employee benefit plan of the Company or any affiliate of the Company; (v) the Company or any Guarantor becomes insolvent or unable to pay its debts as they become due;
  (vi) the Company or any Guarantor (a) makes an assignment for the benefit of creditors; (b) consents to the appointment of a custodian, receiver or trustee for itself or for a substantial part of its assets; or (c) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction; (vii) a custodian, receiver, or trustee is appointed for the Company or any Guarantor or for a substantial part of its assets without the consent of the party against which the appointment is made and is not removed within 60 days after such appointment; (viii) proceedings are commenced against the Company or any Guarantor under any bankruptcy,
  reorganization,   liquidation,   or   similar    laws   of   any
  jurisdiction, and  such proceedings  remain  undismissed for  60
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  days after commencement; or the Company or Guarantor consents to the commencement of such proceedings; (ix) any judgment is entered against the Company or any Guarantor, or any attachment, levy, or garnishment is issued against any property of the Company or any Guarantor. (x) the Company or any Guarantor dies;
  (xi) the Company or any Guarantor, without the Bank's written consent, (a) is dissolved, (b) merges or consolidates with any third party, (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of
  business,  (d)  leases,  purchases,  or   otherwise  acquires  a
  material part of the assets of any other corporation or business entity, except in the ordinary course of business and except as contemplated and permitted under the Secured Revolving Credit
  Agreement,  (e)   agrees   to   do   any   of   the   foregoing,
  (notwithstanding the foregoing, any subsidiary may merge or consolidate with any other subsidiary, or with the Company, so long as the Company is the survivor); (xii) the loan-to-value ratio of any pledged securities at any time exceeds the Bank's limit for securities of the type pledged and such excess continues for five (5) days after notice from the Bank to the Company; (xiii) there is a substantial change in the existing or prospective financial condition of the Company or any Guarantor which the Bank in good faith determines to be materially adverse; or (xiv) the Bank in good faith deems itself insecure; then this Note shall become due immediately, without notice, at the Bank's option.

       If this Note is not paid at maturity, whether by demand, acceleration or otherwise, the Bank shall have all of the rights and remedies provided by any law or agreement. Any requirement of reasonable notice shall be met if the Bank sends the notice to the Company at least seven (7) days prior to the date of sale, disposition or other event giving rise to the required notice. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person, firm or corporation, with or
  without designation  of  the  capacity  of  such nominee.    The
  Company shall  be  liable  for  any deficiency  remaining  after
  disposition of any  Collateral.   The Company  is liable  to the
  Bank for all reasonable costs and expenses of every kind incurred in the making or collection of this Note, including, without limitation, reasonable attorneys' fees and court costs. These costs and expenses shall include, without limitation, any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.
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       Each endorser  and  any other  party  liable  on this  Note severally waives demand, presentment, notice of dishonor and protest, and consents to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or any part of the Collateral, to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this Note. No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by the Bank of any right or remedy shall preclude any other future exercise of it or the exercise of any right or remedy. No waiver or indulgence by the Bank of any default shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.

       This  Note  shall  be  binding  on   the  Company  and  its
  successors, and shall inure to the benefit of the Bank, its successors and assigns. Any reference to the Bank shall include any holder of this Note. This Note is delivered in the State of Illinois and governed by Illinois law. This Note and any related loan documents embody the entire agreement between the Company and the Bank regarding the terms of the loan evidenced by this Note and supersede all oral statements and prior writings relating to that loan.

  WAIVER OF JURY TRIAL: The Bank and the Company, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Note or any related instrument or agreement or any of the transactions contemplated by this Note or any course of conduct, dealing, statements, whether oral or written, or actions of either of them. Neither the Bank nor the Company shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Company except by a written instrument executed by both of them.

                                           CIRCUIT SYSTEMS, INC.


  Address:  2350 E. Lunt Avenue               By:
            Elk Grove Village, IL 60007         D. S. Patel,President

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